Exhibit 10.49

AMENDMENT NO. 2

AMENDMENT NO. 2 (this “Amendment”) dated as of December 17, 2010 among LAZARD GROUP LLC (the “Company”), the Banks executing this Amendment, each of which is a party to the Credit Agreement referred to below, and Citibank, N.A., as Administrative Agent (the “Administrative Agent”).

The Company, the Banks party thereto (including the Banks executing this Amendment) and the Administrative Agent are parties to a Credit Agreement dated as of April 29, 2010 (as amended by Amendment No. 1 dated as of August 12, 2010, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by said Banks to the Company thereunder.

The parties hereto wish now to amend the Credit Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, the Credit Agreement shall be amended as follows:

2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Amendments to Section 1.1 (Defined Terms). The definition of “Indebtedness” contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the language: “Notwithstanding anything to the contrary herein, Indebtedness shall exclude 80% of “mandatory” convertible or exchangeable Indebtedness prior to the remarketing period for such Indebtedness”, and replacing it with the following:

“Notwithstanding anything to the contrary herein, Indebtedness shall exclude (1) 80% of “mandatory” convertible or exchangeable Indebtedness prior to the remarketing period for such Indebtedness and (2) all obligations in respect of deferred consideration for the merger of Lazard Asset Management LLC described in the footnotes to the consolidated financial statements of Holdings as of and for the period ending December 31, 2009.”

2.03. Amendments to Section 6.2(a) (Certificates; Other Information). Section 6.2(a) of the Credit Agreement is hereby amended by replacing the word “and” directly preceding romanette (ii) with a “,” and by inserting the following language after the word “Agreement” at the end of the paragraph:

“and (iii) setting forth the aggregate amount of Indebtedness incurred pursuant to Section 7.2(d) of this Agreement that is outstanding as of the last day of the fiscal period covered by such financial statements”

2.04. Amendments to Section 7.2(d) (Limitation on Indebtedness). Section 7.2(d) of the Credit Agreement is hereby amended by deleting the word “[RESERVED]” and replacing it with the following:

“Indebtedness of the Company to LLtd Corp II, LLtd 1 S.à r.l. and LLtd 2 S.à r.l. (collectively, the “Interim Financing Companies”) in respect of loans made by any such Interim Financing Company to the Company from excess funds attributable to (i) Restricted Payments permitted under Section 7.8 or (ii) loans made by the Company to any such Interim Financing Company.”

Section 3. Representations and Warranties. The Company represents and warrants to the Administrative Agent and the Banks that immediately before and after giving effect to this Amendment (a) the representations and warranties set forth in Article 4 of the Credit Agreement are true and correct in all material respects on the date hereof as if made on and as of the date hereof (or, if any representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct in all material respects as of such specific date) and (b) no Default or Event of Default has occurred and is continuing.

Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall each become effective on the date this Amendment shall have been duly executed and delivered by the Company, the Administrative Agent and the Required Lenders.

Section 5. Costs and Expenses. The Company agrees to pay the reasonable costs and expenses of the Administrative Agent in connection with this Amendment as provided in Section 12.5(a) of the Credit Agreement.

Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[Remainder of the page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the date first above written.

LAZARD GROUP LLC

By:	/s/ Michael J. Castellano
Name: Michael J. Castellano Title: Chief Financial Officer

[Signature Page to Amendment No.2]

CITIBANK, N.A.,
as Administrative Agent and as a Bank

By	/s/ Maureen P. Maroney
Name: Maureen P. Maroney
Title: Authorized Signatory

[Signature Page to Amendment No.2]

STATE STREET BANK AND TRUST COMPANY,
as a Bank

By	/s/ John T. Daley
Name: John T. Daley
Title:Vice President

[Signature Page to Amendment No.2]

THE BANK OF NEW YORK MELLON,
as a Bank

By	/s/ John S. Vricella
Name: John S. Vricella
Title:Vice President

[Signature Page to Amendment No.2]